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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 16, 2013
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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One Campus Drive
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.    Termination of a Material Definitive Agreement
On April 16, 2013, Realogy Group LLC (formerly known as Realogy Corporation) (“Realogy Group”) redeemed the remaining $190 million aggregate principal amount of outstanding 12.375% Senior Subordinated Notes due 2015 (the “12.375% Senior Subordinated Notes”) in accordance with the terms and provisions of the indenture governing the 12.375% Senior Subordinated Notes, dated as of April 10, 2007 (as supplemented, the "12.375% Senior Subordinated Notes Indenture"), among Realogy Group, Realogy Holdings Corp., (the “Company”), the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. as trustee (the "Trustee"), at a redemption price of 100.000%. In connection with the redemption of the 12.375% Senior Subordinated Notes, Realogy Group paid total consideration of approximately $190 million, which included accrued and unpaid interest. Immediately following such redemption, Realogy Group cancelled the 12.375% Senior Subordinated Notes and discharged the 12.375% Senior Subordinated Notes Indenture in accordance with its terms.
On April 16, 2013, Realogy Group also redeemed the remaining $10 million aggregate principal amount of outstanding 13.375% Senior Subordinated Notes due 2018 (the “13.375% Senior Subordinated Notes”) in accordance with the terms and provisions of the indenture governing the 13.375% Senior Subordinated Notes, dated as of January 5, 2011 (as supplemented, the "13.375% Senior Subordinated Notes Indenture"), among Realogy Group, the Company, the subsidiary guarantors party thereto, and the Trustee, at a redemption price of 106.688%. In connection with the redemption of the 13.375% Senior Subordinated Notes, Realogy Group paid total consideration of approximately $11 million, which included the applicable premium and accrued and unpaid interest. Immediately following such redemption, Realogy Group cancelled the 13.375% Senior Subordinated Notes and discharged the 13.375% Senior Subordinated Notes Indenture in accordance with its terms.
The 12.375% Senior Subordinated Notes and the 13.375% Senior Subordinated Notes were redeemed using substantially all of the remaining net proceeds from the Company's October 2012 initial public offering.
Item 8.01.    Other Events.
On April 16, 2013, the Company announced the closing of its previously announced public offering of 40.25 million shares of its common stock by certain funds affiliated with Apollo Global Management, LLC ("Apollo") at $44.00 per share, which included 5.25 million shares of common stock issued upon the exercise in full of the underwriters' option to purchase additional shares. Giving effect to this transaction, funds affiliated with Apollo will continue to hold approximately 25.2 million shares of Realogy Holdings' common stock, representing approximately 17% of shares of common stock outstanding. A copy of the press release announcing the closing of the public offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit        Description

99.1	Press Release issued April 16, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: April 16, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Group LLC

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer
Date: April 16, 2013

Exhibit Index

Exhibit        Description

99.1	Press Release issued April 16, 2013.